Exhibit 99.1




October 17, 2005
For Release at 4:00 p.m. EST

EMPIRE GLOBAL CORP. ANNOUNCES FULLY SUBSCRIBED PRIVATE PLACEMENT FOR 814,100 SHARES

Thornhill, Ontario - Empire Global Corp. (the "Corporation") (OTCBB: EMGL) announces today that a private placement of 814,100 shares of its common stock at $0.58 per share as of the close of business on October 12, 2005 has been fully subscribed.

Chairman of the Board of EMGL, Kalson G.H. Jang stated, "This funding will provide the much needed working capital necessary to fulfill the Corporations outstanding financial obligations and to facilitate the implementation of our business plan going forward."

Certain statements in this press release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3 b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules, including, without limitation, statements regarding potential future plans and objectives of the corporation, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove accurate and actual results and future events could differ materially from those anticipated in such statements. Technical complications that may arise could prevent the prompt implementation of any strategically significant plan(s) outlined above. The corporation cautions that these forward-looking statements are further qualified by other factors. The corporation undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.

For further information, please contact:
Empire Global Corp.
905.882.0221